UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2018

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On November 15, 2018, Arcimoto, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mark Frohnmayer, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Pursuant to the Exchange Agreement, Mr. Frohnmayer exchanged 2,000,000 of his shares of Company common stock for 2,000,000 shares of the Company’s newly created Class C preferred stock (the “Class C Preferred Stock”). The rights of the Class C Preferred Stock are described in Item 5.03 below.

Public Offering of Common Stock

On November 19, 2018, the Company entered into Subscription Agreements with certain investors (the “Subscription Agreements”), relating to a public offering (the “Offering”) of 504,900 shares of the Company’s common stock directly to investors. The offering price was $3.00 per share.

The proceeds to the Company from the Offering are approximately $1.5 million, before deducting estimated expenses associated with the Offering that are payable by the Company. The Company intends to use the proceeds of the Offering for general corporate purposes, including to cover its operating expenses, inventory and offering costs.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-227683), previously filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2018, and declared effective by the SEC on October 17, 2018, a base prospectus forming a part of the effective registration statement, a preliminary prospectus supplement dated November 16, 2018 and a prospectus supplement dated November 20, 2018.

The foregoing descriptions of the Exchange Agreement and Subscription Agreements are not complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and form of Subscription Agreement, copies of which are filed as Exhibit 10.7 and Exhibit 10.8, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the effectiveness of the Exchange Agreement described in Item 1.01 above, on November 15, 2018, Articles of Amendment (the “Articles of Amendment”) to the Company’s Second Amended and Restated Articles of Incorporation (the “Restated Articles”) were declared effective by the Oregon Secretary of State, creating a new series of authorized preferred stock, no par value per share, designated as the Class C Preferred Stock. The number of shares constituting the Class C Preferred Stock was set at 2,000,000 shares, and following the Exchange Agreement, the only holder of such shares of Class C Preferred Stock is Mr. Frohnmayer.

The 2,000,000 shares of Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to the Company’s Restated Articles that increases the number of authorized shares of common stock. The Class C Preferred ranks, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, pari passu with the shares of common stock issued by the Company. Except as otherwise required by law or expressly provided in the Related Articles, each share of Class C Preferred Stock has one vote for the election of directors and on all matters submitted to a vote of shareholders of the Company. The Company is not obligated to redeem or repurchase any shares of Class C Preferred Stock. Shares of Class C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1.1 to this Current Report on Form 8-K and incorporated by reference herein.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1.1	Articles of Amendment to the Second Amended and Related Articles of Incorporation of Arcimoto, Inc., dated November 15, 2018.
10.7	Share Exchange Agreement by and between Arcimoto, Inc. and Mark Frohnmayer, dated November 15, 2018.
10.8	Form of Subscription Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: November 21, 2018	/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer

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